AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (the "Security Agreement") is made as of May 9, 1996, by NORTH ATLANTIC TECHNOLOGIES, INC., a Minnesota corporation, with its chief executive office at 8120 Penn Avenue South, Suite 435, Minneapolis, Minnesota 55431 (whether one or more, the "Debtor"), in favor of, FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Secured Party").

RECITALS

FIRST: Debtor and Secured Party are parties to a credit agreement dated as of December 21, 1987 ("Original Agreement"). Pursuant to the terms of the Original Agreement the Lender agreed to extend on a revolving credit basis sums to Debtor. The Original Agreement was amended by a First Amendment to Credit Agreement dated April 13, 1990, a Second Amendment to Credit Agreement dated June 18, 1991, a Third Amendment to Credit Agreement dated September 25, 1991, a Fourth Amendment to Credit Agreement dated December 30, 1991, a Fifth Amendment to Credit Agreement dated June 26, 1992, a Sixth Amendment dated as of December 29, 1992, a Seventh Amendment dated as of August 31, 1993, an Eighth Amendment dated October 25, 1993, a Ninth Amendment dated August 31, 1994, a Tenth Amendment to Credit Agreement dated March 28, 1995, an Eleventh Amendment to Credit Agreement dated May 8, 1995, an Eleventh Amendment dated August 31, 1995, and a Twelfth Amendment dated October 31, 1995.

SECOND: Debtor's loans are secured by an attached and perfected security interest in all of Debtor's inventory, accounts, equipment, general intangibles, proceeds and products thereof. In addition, Willis D. Heim, shareholder of the Debtor, has guaranteed all obligations of the Debtor pursuant to a Guaranty dated December 21, 1987. In addition, the Debtor's loans are secured pursuant to the terms of a Pledge Agreement dated December 21, 1987 by Willis D. Heim pledging certain financial assets including securities to the Secured Party.

THIRD: On February 1, 1996 Debtor filed for relief under Chapter 11 of Title 11 of the United States Code, and pursuant to an order confirming the Debtor's Plan of Reorganization dated April 19, 1996, Debtor and Secured Party agree to amend and restate the terms of the Original Agreement and other loan documents as set forth in the confirmed Plan and to provide additional credit accommodations to Debtor pursuant to an agreement between the parties of even date herewith ("Credit Agreement") and the confirmed Plan of Reorganization.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

DEFINITIONS

As used herein, the following terms shall have the meaning set forth:

"Accounts" means the Debtor's right to the payment of money from the sale, lease or other disposition of goods or other property by the Debtor, any franchise now or hereafter at any time held by the Debtor, a rendering of services by the Debtor, a loan by the Debtor, the overpayment of taxes or other liabilities of the Debtor, or otherwise any contract or agreement, whether such right to payment is already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) that the Debtor may at any time have by law or agreement against any account debtor (as defined in the Minnesota Uniform Commercial Code) or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor, including, but not limited to, all present and future debt instruments, chattel papers, insurance proceeds and accounts of the Debtor.

"Chattel Paper" means any writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific Goods.

"Collateral" means all property in which a security interest is granted hereunder wherever located.

"Controlled Property" means property of every kind and description in which Debtor has or may acquire any interest, now or hereafter at any time in the possession, custody or control of Secured Party for any reason and all dividends and distributions on or other rights in connection with such property.

"Data Processing Records and Systems" means all of Debtor's now existing or hereafter acquired electronic data processing and computer records, software, systems, manuals procedures, disks, tapes and all other storage media and memory.

"Default" means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

"Deposit Accounts" mean all deposit accounts now existing or hereafter arising, maintained for or in Debtor's name and any and all funds at any time held therein.

"Document" means any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods or any other document that is treated in the regular course of business or financing as adequately evidencing that the holder of such document is entitled to receive, hold and dispose of the document and the Goods it covers or any receipt issued for Goods that are stored under a statute requiring a bond against withdrawal or under a license for the issuance of receipts in the nature of warehouse receipts.

"Equipment" means any Goods used or bought for use primarily in the Debtor's business.

"Event of Default" has the meaning specified in Article VII hereof.

"Fixtures" means any Goods which have become so affixed to particular real estate that an interest in them arises under real estate law.

"General Intangibles" means any personal property (including things in action) other than Goods, Accounts, Chattel Paper, Documents, Instruments and money.

"Goods" means any tangible personal property or Fixtures, including all things that are movable, but not including money, Documents, Instruments, Accounts, Chattel Paper, General Intangibles or minerals or the like before extraction.

"Instruments" means any negotiable instrument or certificated or non-certificated security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

"Insurance Proceeds" means all proceeds of any and all insurance policies payable to Debtor, or on behalf of Debtor's property, whether or not such policies are issued to or owned by Debtor.

"Inventory" means any Goods held for sale or lease or furnished or to be furnished under contracts of service, or raw materials, work in process or materials used or consumed in a business.

"Liens" means any and all mortgages, pledges, security interests, tax and other statutory liens, judgment liens, and other encumbrances of any nature whatsoever, whether consensual or non-consensual.

"Obligations" means all indebtedness, obligations and liabilities of the Debtor to the Secured Party, howsoever evidenced, now existing or hereafter arising or incurred, direct or indirect, absolute or contingent, joint or several, howsoever owned, held or acquired by the Secured Party, whether by discount, direct loan, overdraft, purchase or otherwise.

"Permitted Liens" means the Liens described in Part 4 of Exhibit A attached hereto and made a part hereof.

"Proceeds" means whatever is received upon the sale, exchange, collection or other disposition of Collateral or Proceeds, including, but not limited to, Insurance Proceeds and return premiums.

"Products" means any goods now or hereafter manufactured, processed, assembled or commingled with any of the Collateral.

Other terms defined herein shall have the meaning ascribed to them herein. All capitalized terms used herein not specifically defined herein shall have the meaning ascribed to them in the Credit Agreement.

SECURITY INTERESTS

Collateral. As security for the payment of all Obligations, Debtor hereby grants to Secured Party a security interest in all of Debtor's now owned or hereafter acquired or arising:

Accounts;
Chattel Paper;
Controlled Property;
Data Processing Records and Systems;
Documents;
Equipment and Fixtures;
General Intangibles;
Goods;
Instruments;
Insurance Proceeds;
Inventory;

Proceeds (whether cash or non-cash Proceeds, including non-cash Proceeds of all types including, but not limited to, Inventory, Equipment or Fixtures acquired with cash Proceeds); and

Products of all the foregoing.

REPRESENTATIONS AND WARRANTIES OF DEBTOR

Debtor represents, warrants and covenants that:

Organization, etc. The Debtor is a corporation validly organized and existing and in good standing under the laws of the state of Minnesota, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing as a corporation in Minnesota and in each other jurisdiction where the nature of its business makes such qualification necessary. The Debtor has full power and authority to enter into and perform its obligations under this Security Agreement and grant the liens and security interests hereunder.

Due Authorization. The execution, delivery and performance by the Debtor of this Security Agreement (1) have been duly authorized by all necessary corporate action, (2) do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority, or any approval or consent of any other Person (including, without limitation, any stockholder), (3) do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Debtor's By-Laws or its Confirmed Plan of Reorganization or any agreement binding on or applicable to the Debtor or any of its property, or any law or governmental regulation or court decree or order binding upon or applicable to the Debtor or of any of its property, and (4) will not result in the creation or imposition of any Lien on any of its property pursuant to the provisions of any agreement binding on or applicable to the Debtor or any of its property except pursuant to this Security Agreement.

Validity of this Security Agreement. This Security Agreement represents a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies. This Security Agreement grants to Secured Party a valid, first priority perfected and enforceable lien on the Collateral.

Financial Information. The financial statements of the Debtor previously furnished to the Secured Party have been prepared in accordance with generally accepted accounting principles consistently applied by the Debtor and present fairly the financial condition of the Debtor as of the dates thereof and for the periods covered thereby.

Litigation, Other Proceedings. There is no action, suit or proceeding at law or equity, or before or by any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Debtor, threatened, against the Debtor or any of its property or any predecessor of the Debtor, which if determined adversely would have a material adverse effect on the condition (financial or otherwise), the business or properties of the Debtor or would affect the ability of the Debtor to perform its obligations under this Security Agreement; and the Debtor is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign where such default would have a material adverse affect on the business, operations and condition (financial or otherwise) of the Debtor.

Guarantees and Indebtedness. The Debtor is not a party to any contract of guaranty or suretyship and none of its assets is subject to any contract of that nature and the Debtor is not indebted to any other party, except the Secured Party.

Title to Collateral. The Debtor is sole owner of, has rights in, and has good and marketable title to all of the Collateral and none of the Collateral is subject to any Lien except for Permitted Liens and the security interest created pursuant to this Security Agreement.

Taxes. The Debtor has filed all federal, state and other income tax returns which are required to be filed and have paid all taxes as shown on said returns, and all taxes due or payable without returns and all assessments received to the extent such taxes and assessments have become due. All tax liabilities of the Debtor are adequately provided for on its books, including interest and penalties. No income tax liability of a material nature has been asserted by taxing authorities for taxes in excess of those already paid. The Debtor has made all required withholding deposits.

Accuracy of Information. All factual information heretofore or herewith furnished by or on behalf of the Debtor to the Secured Party for purposes of or in connection with this Security Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Debtor to the Secured Party will be, true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

Material Agreements. The Debtor is not a party to any agreement or instrument or subject to any restriction that materially and adversely affects its business, property or assets, operations or conditions, financial or otherwise.

Defaults. The Debtor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any:
(a) agreement to which such entity is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of the Debtor; (b) instrument evidencing any indebtedness or under any agreement relating thereto.

Survival of Representations. All representations and warranties contained in this Section 3 shall survive the delivery of this Security Agreement and any investigation at any time made by or on behalf of Secured Party shall not diminish its rights to rely thereon.

COVENANTS OF THE DEBTOR

Disposition or Encumbrance of Collateral. Debtor will not encumber, sell or otherwise transfer or dispose of the Collateral without the prior written consent of Secured Party. Until a Default or Event of Default has occurred and is continuing, Debtor may sell Inventory in the ordinary course of business and may sell Equipment and Fixtures which in the judgment of Debtor have become obsolete or unusable in the ordinary course of business, provided that all Proceeds of such sales are delivered directly to Secured Party or used to replace such Equipment and Fixtures which replacements or substitutions shall constitute Collateral hereunder.

Validity of Accounts. The Debtor warrants that all Accounts, Chattel Paper and Instruments will be bona fide existing obligations created by the sale and actual delivery of Goods or the rendition of services to customers in the ordinary course of business, which the Debtor then owns free and clear of any Liens other than the security interest created by this Security Agreement and Permitted Liens and which are then unconditionally owing to Debtor without defenses, offset or counterclaim, and that all shipping or delivery receipts, invoice copies and other documents furnished to Secured Party in connection therewith will be genuine, and that the unpaid principal amount of any Chattel Paper or Instrument and any security therefor is and will be as represented to Secured Party on the date of the delivery thereof to the Secured Party. Upon the request of the Secured Party, Debtor shall furnish to the Secured Party, from time to time, a list of the Debtor's Accounts, including without limitation, the name and address of each account debtor and the amount owed.

Maintenance of Equipment, Fixtures and Inventory; Location. Debtor will maintain the Equipment, Fixtures and Inventory or cause the Equipment, Fixtures and Inventory to be maintained in good condition and repair. At the time of attachment and perfection of the security interest granted pursuant hereto and thereafter, all Inventory, Equipment and Fixture Collateral will be located and will be maintained only at the locations set forth on Exhibit A hereto. Such Collateral will not be removed from such locations unless, prior to any such removal, the Debtor has given written notice to Secured Party of the location or locations to which the Debtor desires to remove the Collateral, Secured Party has given its written consent to such removal, and the Debtor has delivered to Secured Party acknowledgment copies of financing statements filed where appropriate to continue the perfection of Secured Party's security interest as a first priority security interest therein. Secured Party's security interest attaches to all of the Collateral wherever located and Debtor's failure to inform Secured Party of the location of any item or items of Collateral shall not impair Secured Party's security interest therein.

Notation on Chattel Paper. For purposes of the security interest granted pursuant to this Security Agreement, Secured Party has been granted a direct security interest in all Chattel Paper and such Chattel Paper is not claimed merely as Proceeds of Inventory. Upon Secured Party's request, Debtor will deliver to Secured Party the originals of all Chattel Paper. Debtor will not execute any copies of Chattel Paper other than those which are clearly marked as a copy. Secured Party may stamp any such Chattel Paper with a legend reflecting Secured Party's security interest therein.

Instruments as Proceeds. Notwithstanding any other provision in this Security Agreement concerning Instruments, Debtor covenants that Instruments constituting cash Proceeds (for example, money and checks) shall be deposited in deposit accounts with Secured Party containing only Proceeds.

Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling and shipping of the Collateral, all costs of keeping the Collateral free of any Liens prohibited by this Security Agreement and of removing the same if they should arise, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Debtor and if Debtor fails to promptly pay any thereof when due, Secured Party may, at its option, but shall not be required to, pay the same whereupon the same shall constitute Obligations and shall bear interest at the highest annual rate specified in the Obligations (the "Default Rate") and shall be secured by the security interest granted hereunder.

Insurance. Debtor will procure and maintain, or cause to be procured and maintained, insurance issued by responsible insurance companies insuring the Collateral against damage and loss by theft, fire, collision (in the case of motor vehicles), and such other risks as are usually carried by owners of similar properties or as may be requested by the Secured Party in an amount equal to the fair market value thereof and, in any event, in an amount sufficient to avoid the application of any coinsurance provisions, and naming the Secured Party as loss payee. All such insurance shall contain an agreement by the insurer to provide the Secured Party with thirty (30) days' prior notice of cancellation and an agreement that the interest of the Secured Party shall not be impaired or invalidated by any act or neglect of the Debtor nor by the occupation of the premises wherein such Collateral is located for purposes more hazardous than are permitted by said policy. Debtor will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies of such types and in such amounts as may from time to time be required by the Secured Party. Debtor will deliver evidence of such insurance and the policies of insurance or copies thereof to the Secured Party upon request.

Compliance with Law. Debtor will not use the Collateral, or knowingly permit the Collateral to be used, for any unlawful purpose or in violation of any federal, state or municipal law.

Books and Records; Access.

Debtor will permit Secured Party to examine Debtor's books and records (including Data Processing Records and Systems) with respect to the Collateral and make extracts therefrom and copies thereof at any time and from time to time, and Debtor will furnish such information and reports to Secured Party regarding the Collateral as Secured Party may from time to time request. Debtor will also permit Secured Party to inspect the Collateral at any time and from time to time as Secured Party may reasonably request.

Secured Party shall have authority, at any time, to place, or require Debtor to place, upon Debtor's books and records relating to Accounts, Chattel Paper, Instruments and other rights to payment covered by the security interest granted hereby a notation or legend stating that such Accounts, Chattel Paper, Instruments and other rights to payment are subject to a security interest of Secured Party.

Notice of Default. Immediately upon any officer of Debtor becoming aware of the existence of any Default or Event of Default, Debtor will give notice to Secured Party that such Default or Event of Default exists, stating the nature thereof, the period of existence thereof, and what action Debtor proposes to take with respect thereto.

Additional Documentation. Debtor will execute, from time to time, such financing statements, assignments, and other documents covering the Collateral, including Proceeds, as Secured Party may request in order to create, evidence, perfect, maintain or continue its security interest in the Collateral (including additional Collateral acquired by the Debtor after the date hereof), and Debtor will pay the cost of filing the same in all public offices in which Secured Party may deem filing to be appropriate; and will notify Secured Party promptly upon acquiring any additional Collateral. Upon request, Debtor will deliver to Secured Party all Debtor's Documents, Instruments and Chattel Paper.

Chief Executive Office. The location of the chief executive office of Debtor is set forth in the preamble hereto and will not be changed without thirty (30) days' prior written notice to Secured Party. Debtor warrants that its books and records concerning its Accounts and Chattel Paper are located at its chief executive office.

Name of Debtor. Debtor's true name is as set forth in the preamble hereto. Debtor has not used any other name within the past five (5) years except those described on Exhibit A attached hereto. Neither Debtor nor any predecessor in title to any of the Collateral has executed any financing statements or security agreements presently effective as to the Collateral except those described on Exhibit A attached hereto. Debtor shall not change its name or use any trade or assumed name without giving Secured Party fifteen (15) days prior written notice.

Power of Attorney. The Debtor appoints Secured Party, or any other person, whom Secured Party may from time to time designate, as Debtor's attorney with power to endorse Debtor's name on any checks, notes, acceptances, drafts, or other forms of payment or security that may come into Secured Party's possession, to sign Debtor's name on any invoice or bill of lading relating to any Collateral, on drafts against customers, on schedules and confirmatory assignments of Accounts, Chattel Paper, Documents, Instruments or other Collateral, on notices of assignment, financing statements under the Uniform Commercial Code (the "Code") and other public records, on verifications of Accounts and on notices to customers, to notify the post office authorities to change the address for delivery of Debtor's mail to an address designated by Secured Party, to receive and open all mail addressed to Debtor, to send requests for verification of Accounts, Chattel Paper, Instruments or other Collateral to customers, make any compromise or settlement, and take any action it deems advisable with respect to the Collateral, and to do all things necessary to carry out this Security Agreement. The Debtor ratifies and approves all acts of the attorney taken within the scope of the authority granted. Neither Secured Party nor the attorney will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Obligation remains unpaid. The Debtor waives presentment and protest of all instruments and notice thereof, notice of default and dishonor and all other notices to which Debtor may otherwise be entitled.

COLLECTIONS

Collection of Accounts. Except as otherwise provided in this Article 5, the Debtor shall continue to collect at its own expense, all amounts due or to become due to the Debtor, under the Accounts. In connection with such collections, the Debtor may take (and, at the Secured Party's direction, shall take) such action as the Debtor or the Secured Party may deem necessary or advisable to enforce collection of the Accounts; provided, however, that the Secured Party shall have the right, upon the occurrence of any Event of Default, to notify the account debtors under any Accounts of the assignment of such Accounts to the Secured Party and to direct such account debtors to make payment of all amounts due or to become due to the Debtor thereunder directly to the Secured Party. Upon the occurrence of any Event of Default, and after such notification and at the expense of Debtor, the Secured Party shall have the right to enforce collection of such Accounts and to adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as the Debtor might have done. The Secured Party shall apply all collections hereunder in accordance with Section 8.7.

Collection of Other Collateral Proceeds. The Debtor shall deposit into a collection account (the "Collection Account") maintained with the Secured Party immediately upon receipt all Proceeds of Collateral, other than accounts, in the original form such payments are received, except for endorsement where necessary. Upon the occurrence of an Event of Default, the Secured Party is hereby authorized and directed to apply all such collected funds to the payment of the Obligations in the manner and in the priority determined by the Secured Party in the exercise of its sole discretion. Such funds shall be applied in accordance with Section 8.7.

ASSIGNMENT OF INSURANCE

Debtor hereby assigns to the Secured Party, as additional security for payment of the Obligations, any and all monies due or to become due under, and any and all other rights of Debtor with respect to, any and all policies of insurance covering the Collateral and Debtor hereby directs the issuer of any such policy to pay any such monies directly to the Secured Party. After the occurrence and during the continuation of a Default or Event of Default, the Secured Party may (but need not) in its own name or in Debtor's name execute and deliver proofs of claim, receive such monies, endorse checks and the instrument representing such monies, and settle or litigate any claim against the issuer of any such policy.

EVENTS OF DEFAULT

The occurrence of any Event of Default as defined in the Credit Agreement shall constitute an Event of Default hereunder ("Event of Default").

Any representation or warranty set forth in this Security Agreement or any other document, agreement or instrument evidencing, securing or otherwise relating to any of the Obligations shall be untrue in any material respect on the date as of which the facts set forth are stated or certified.

RIGHTS AND REMEDIES ON DEFAULT

Upon the occurrence of an Event of Default, and at any time thereafter until such Event of Default is cured to the satisfaction of Secured Party, and in addition to the rights granted to Secured Party under Articles 5 and 6 hereof or under any other document, agreement or other instrument evidencing, securing or otherwise relating to any of the Obligations, Secured Party may exercise any one or more of the following rights and remedies:

Acceleration of Obligations. Declare any and all Obligations to be immediately due and payable, and the same shall thereupon become immediately due and payable without further notice or demand.

Right of Offset. Offset any deposits, including unmatured time deposits, then maintained by Debtor with Secured Party, whether or not then due, against any indebtedness then owed by Debtor to Secured Party whether or not then due.

Deal with Collateral. In the name of Debtor or otherwise, demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral.

Realize on Collateral. Take any action which Secured Party may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to foreclose any security interest, to perform any contract, to endorse in the name of Debtor any checks, drafts, notes, or other instruments or documents received in payment of or on account of the Collateral.

Access to Property. Enter upon and into and take possession of all or such part or parts of the properties of Debtor, including lands, plants, buildings, machinery, equipment, Data Processing Records and Systems and other property as may be necessary or appropriate in the judgment of Secured Party, to permit or enable Secured Party to store, lease, sell or otherwise dispose of or collect all or any part of the Collateral, and use and operate said properties for such purposes and for such length of time as Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to Debtor therefor. Debtor shall provide Secured Party with all information and assistance requested by Secured Party to facilitate the storage, leasing, assembly, sale or other disposition or collection of the Collateral after an Event of Default, and make such Collateral available to Secured Party on Secured Party's demand.

Other Rights. Exercise any and all other rights and remedies available to it by law, in equity or by agreement, including rights and remedies under the Minnesota Uniform Commercial Code or any other applicable law, or under the Credit Agreement and, in connection therewith, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and any notice of intended disposition of any of the Collateral required by law shall be deemed reasonable if such notice is mailed or delivered to Debtor at its address as shown on Secured Party's records at least ten (10) days before the date of such disposition. The Secured Party may sell or otherwise dispose of any or all of the Collateral in a single unit or in multiple units and the Secured Party may be the purchaser at such sale or other disposition. The Debtor shall remain liable for any deficiency remaining after any such sale or other disposition of the Collateral.

Application of Proceeds. All proceeds of Collateral shall be applied in accordance with Minnesota Statute Section 336.9-504 and such proceeds applied toward the Obligations shall be applied in such order as the Secured Party may elect.

MISCELLANEOUS

No Liability on Collateral. It is understood that Secured Party does not in any way assume any of the Debtor's obligations under any of the Collateral and does not intend to create any third party beneficiary rights by taking or omitting any action herein. Debtor hereby agrees to indemnify Secured Party against all liability arising in connection with or on account of any of the Collateral, except for any such liabilities arising on account of Secured Party's gross negligence or willful misconduct.

No Waiver. Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

Remedies Cumulative. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at its option, and the exercise or enforcement of any one such right or remedy shall not bar or be a condition to the exercise or enforcement of any other.

Governing Law/Jurisdiction. This Security Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Minnesota. Debtor hereby consents to the personal jurisdiction of the state and federal courts of the State of Minnesota in connection with any controversy related to this Security Agreement, waives any argument that venue in such forums is not convenient and agrees that any litigation initiated by Debtor against Secured Party shall be venued in the State or Federal District Courts of Minnesota.

Expenses. Debtor agrees to pay all costs, fees and expenses incurred by Secured Party in the exercise of any right or remedy available to it under this Security Agreement, whether or not suit is commenced, including, without limitation, attorneys' fees and legal expenses of counsel for the Secured Party incurred in connection with any appeal of a lower court's order or judgment, and any appraisal or survey fees, completion costs, storage and transportation charges.

Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the successors and assigns of Debtor and Secured Party.

Recitals. The above Recitals are true and correct as of the date hereof and constitute a part of this Security Agreement.

Prior Security Agreements. The security interests granted by the Debtor to the Secured Party under this Security Agreement are in addition to, and shall be consolidated with, the liens and security interests granted by the Debtor to the Secured Party under any prior security agreement, mortgage or other document without affecting the lien, priority or effectiveness of those prior liens, security interests and agreements.

Copy of Security Agreement as Financing Statement. The Secured Party may file a reproduced copy or photostatic copy or other reproduction of this Security Agreement as a Financing Statement.

Multiple Counterparts. This Security Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Debtor has caused the execution of this Security Agreement by its duly authorized representative as of the date and year first above written.

NORTH ATLANTIC TECHNOLOGIES, INC., a Minnesota corporation

By

Its

EXHIBIT A
TO AMENDED AND RESTATED SECURITY AGREEMENT
DATED MAY 9, 1996
BETWEEN NORTH ATLANTIC TECHNOLOGIES, INC.  a Minnesota corporation, as Debtor and
FIRST BANK NATIONAL ASSOCIATION, national banking association, as Secured Party

(1)   Financing Statements on File Listing Debtor or Any Predecessor in Title as
Debtor: Financing statement nos. 1493993, 1620499, 1633780, 1692119, 1760055,
1760056, and 1771376, all filed with the Minnesota Secretary of State; financing statement no. 1081993 filed with the Hennepin County Recorder's office; and financing statement nos. 9201148 and 9501417 filed with the Ramsey County Recorder's office.

(2) Location(s) of Equipment, Fixtures and Inventory: 8120 Penn Avenue South, Suite 435, Bloomington, Minnesota; 500 Como Avenue, St. Paul, Minnesota.

(3)   Prior Names: None

(4) Permitted Liens: Only those liens set forth in section 7.2 of the Credit Agreement.